As Filed With the Securities and Exchange Commission on January 31, 2003
                                                    Registration No. 333-_______
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               RHOMBIC CORPORATION
                 (Name of small business issuer in its charter)


               NEVADA                                        86-0824125
  (State or other jurisdiction of                        (I.R.S. Employer or
    incorporation organization)                          Identification No.)


                       1475 SOUTH BASCOM AVENUE, SUITE 210
                           CAMPBELL, CALIFORNIA 95003
               (Address of principal place of business) (zip code)


                               RHOMBIC CORPORATION
           Year 2003 Employees and Consultants Stock Compensation Plan
                            (Full title of the plan)

                              Nevada Agency & Trust
                             Attention: Mark Miller
                        50 West Liberty Street, Suite 800
                               Reno, Nevada 89501
                            Telephone: (775) 322-0626
            (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
 Title of Each Class                      Proposed Maximum     Proposed Maximum
 of Securities to be     Amount to be      Offering Price     Aggregate Offering       Amount of
     Registered           Registered         per Share         Price per Share    Registration Fee (1)
------------------------------------------------------------------------------------------------------
Common Stock Par
Value - $0.001 per
Share                     8,000,000           $0.06              $480,000 (2)           $44.16
======================================================================================================

(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the closing sale price of the Company's Common Stock on the average of January 13, 14, 15, 16, and 17, 2003 as reported on the OTC Electronic Bulletin Board.
(2) Represents the maximum number of shares which may be granted under the Rhombic Corporation Year 2003 Employees and Consultants Stock Compensation Plan (the "Plan").
================================================================================

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

(1) The Registrant's Annual Report on Form l0-KSB for the fiscal year ended December 31, 2001.

(2) The Registrants Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002.

(3) The Registrants Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002.

(4) The Registrants Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002.

(5)  All other reports filed by the Registrant with the Commission pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to above; and

(6) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement.

All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Bylaws of the Registrant contain provisions which provide for the indemnification of directors, officers, and other employees or agents of the Registrant properly appointed to serve in an official capacity who while acting in good faith, in the best interests of the Registrant, and within the scope of their offices, are or are threatened to be named as a defendant or respondent in a civil or criminal action. The extent of the indemnification is limited to judgments, penalties, fines, settlements and reasonable expenses actually incurred.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

*5.1   Opinion of Tom Jones, Attorney at Law

*10.1 Rhombic Corporation Year 2003 Employees and Consultants Stock Compensation Plan

*23.1 Consent of Tom Jones, Attorney at Law (contained in the opinion filed as Exhibit 5.1 hereof)

*23.2  Consent of James C. Marshall, CPA, P.C

----------
(* filed herewith)

ITEM 9. UNDERTAKINGS.

The Registrant hereby undertakes:

(1) to file, during any period in which it offers or sells securities, a post effective amendment to this registration statement to include any prospectus required by Section 10(a) (3) of the Securities Act;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

(3) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Campbell, State of California, on the dates indicated

                                             RHOMBIC CORPORATION

Date: January 27, 2003                   By: /s/ John E. Hartman
     -------------------                    ------------------------------
                                             John E. Hartman
                                             President and Director
                                             (Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.


Date: January 27, 2003                   By: /s/ John E. Hartman
     -------------------                    ------------------------------
                                             John E. Hartman
                                             Director
                                             (Principal Executive Officer)


Date: January 27, 2003                   By: /s/ Albert Golusin
     -------------------                    ------------------------------
                                             Albert Golusin
                                             Director
                                             (Principal Accounting Officer)


Date: January 27, 2003                   By: /s/ Ilya "Sean" Radetich
     -------------------                    ------------------------------
                                             Ilya "Sean" Radetich
                                             Director
                                             (Principal Accounting Officer)


Date: January 27, 2003                   By: /s/ Robert G. Krushnisky
     -------------------                    ------------------------------
                                             Robert G. Krushnisky
                                             Director
                                             (Principal Accounting Officer)